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                                                                  EXHIBIT 21.1


                           Subsidiaries of the Company


Name                                              Jurisdiction of Incorporation

GearHead Entertainment, Inc.                      Pennsylvania

Mission Studios, Inc.                             Illinois

Alternative Reality Technologies, Inc.            Florida

Talonsoft, Inc.                                   Delaware

Take-Two Interactive Software Europe Limited      United Kingdom

Goldweb Services (1)                              United Kingdom

Take-Two Interactive France F.A. (2)              France

Take-Two Interactive GMBH (2)                     Germany

Inventory Management Systems, Inc.                Delaware

Alliance Inventory Management, Inc. (3)           New York

DirectSoft Australia Pty. Limited                 New South Wales, Australia

Jack of All Games, Inc.                           Ohio



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(1)      Subsidiary of Take-Two Interactive Software Europe Limited

(2)      Subsidiary of Goldweb Services

(3)      Subsidiary of Inventory Management Systems, Inc.